SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement        [ ] Confidential For Use of
                                               the Commission Only (as
                                               Permitted by Rule 14a-6(e)(2)
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PORTSMOUTH SQUARE, INC.
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act
        Rules 14a-6(I)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------
    (5) Total Fee Paid:
-------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------
    (3) Filing Party:
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    (4) Date Filed:
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
                           PORTSMOUTH SQUARE, INC.

                      11315 RANCHO BERNARDO ROAD, SUITE 129
                         SAN DIEGO, CALIFORNIA 92127-1463
                                 (858) 673-4722

                         --------------------------------

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2000



To the Shareholders of Portsmouth Square, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Portsmouth Square, Inc. ("Portsmouth" or the "Company") will be held on May 16, 2000 at 3:00 P.M. at the Luxe Summit Hotel Bel-Air located at 11461 Sunset Boulevard, Angeles, California 90049 for the purpose of considering and acting on the following:

	 1. To elect five Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2000; and

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof.

Your proxy is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self addressed, postage-paid envelope provided. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: April 17, 1999

                                         By Order of the Board of Directors,

                                         /S/ Michael G. Zybala

                                         Michael G. Zybala
                                         Secretary

                            PORTSMOUTH SQUARE, INC.

                      11315 Rancho Bernardo Road, Suite 129
                       San Diego, California 92127-1463
                                (858) 673-4722

                             -------------------

                              PROXY STATEMENT
                             -------------------


                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 16, 2000


The Board of Directors of Portsmouth Square, Inc. (the "Company" or "Portsmouth") is soliciting proxies in the form enclosed with this statement in connection with the Annual Meeting of Shareholders to be held May 16, 2000 or at any adjournment or adjournments thereof.

This Proxy Statement and the accompanying Proxy are first being sent to Shareholders on or about April 24, 2000. Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

You may vote at the Annual Meeting only shares that you owned of record on March 31, 2000. There were 734,183 shares of stock outstanding on that date. A majority, or 367,092 of those shares will constitute a quorum for the transaction of business at this meeting. Each share is entitled to one vote on each matter to be presented at the meeting. Unless cumulative voting is elected as described under "Election of Directors" below, the affirmative vote of the holders of the majority of the shares of the Company's stock present or represented at the meeting and entitled to vote is required to elect directors and ratify or approve the other item being voted on at this time.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they sold stock of the Company and to request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy-soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

The Company's Board of Directors presently consists of five directors. We propose to elect five directors, each to hold office until we have the next Annual Meeting and until his successor is elected and qualified. The Board of Directors has nominated John V. Winfield, Jerold R. Babin, Josef A. Grunwald, John C. Love and William J. Nance. The person named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct him otherwise, or a nominee is unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors.

The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have five directors so you have a total of 5 x 100 = 500 votes. You could give all 500 votes to one person or 250 votes to each of two nominees, or 100 votes to each of five nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominees by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.

                     DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Company. There is no relationship by blood, marriage or adoption among the Directors and Officers. All Directors serve one-year terms with their terms expiring at the Annual Meeting. All Officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

                                                                      Shares of
                                                                     Common Stock
                                                                     Beneficially
                                  Present                              Owned on         Percent
                                  Position            Director          March 31,          of
Name             Age           With the Company         Since             2000          Class (1)
-------------------------------------------------------------------------------------------------
John V. Winfield (2)   53     Chairman of the Board,   1996                  0(4)         0.00%
                              President and Chief
                              Executive Officer

Jerold R. Babin (3)    67     Director                 1996             48,345            6.58%

John C. Love           59     Director                 1998                  0(4)         0.00%

Josef A. Grunwald      51     Director                 1996                  0            0.00%

William J. Nance       56     Director,                1996                  0(4)         0.00%

Michael G. Zybala      47     Vice President,          N/A                   0            0.00%
                              Secretary and
                              General Counsel
Santa Fe Financial                                                     500,242           68.13%
 Corporation (4)

All of the above as a group (5)                                        548,587           74.72%
------------------------------

(1) Based on 734,183 common shares issued and outstanding.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of Portsmouth's majority owner Santa Fe Financial Corporation ("Santa Fe"). The InterGroup Corporation is the beneficial owner of 568,996 common shares and 63,600 convertible voting preferred shares of Santa Fe. As the President and Chairman of the Board of InterGroup, Mr. Winfield has voting and dispositive power over a total of 681,996 shares of Santa Fe which represents 53.64% of the voting power of Santa Fe.

(3) Jerold R. Babin claims sole voting power over the 48,345 shares identified herein, of which he has sole dispositive power over 9,667 shares held in his retirement account. He claims shared dispositive power with his wife over 38,478 shares which they hold as trustees of a family trust.

(4) Santa Fe Financial Corporation is the record and beneficial owner of 500,242 shares of the common shares of Portsmouth. As directors of Santa Fe, Messrs. Winfield, Nance and Love have the power to direct the vote of the shares of Portsmouth owned by Santa Fe.

(5) As a group, the directors of Portsmouth owned a total of 681,996 shares of Santa Fe's common and preferred stock as of March 31, 2000, which represents 53.64% of Santa Fe.

BUSINESS EXPERIENCE:

The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Company are as follows:

John V. Winfield - Mr. Winfield was first elected to the Board in May of 1996 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Winfield is also Chairman of the Board,
President and Chief Executive Officer of Portsmouth's parent company Santa Fe Financial Corporation, having held those positions since April 1996. Mr. Winfield is Chairman of the Board, President and Chief Executive Officer of
The InterGroup Corporation ("InterGroup"), a public company, and has held those positions since 1987. Mr. Winfield is also Chairman of the Board of Healthy Planet Products, Inc., a public company ("HPP"), having first been appointed as a Director in September 1997 and elected Chairman on August 5, 1998. Mr. Winfield also serves as Chairman of the Board of Etz Lavud, a public company.

Jerold R. Babin - Mr. Babin was appointed as a Director of the Company on February 1996. Mr. Babin has been a retail securities broker for the past 37 years. From 1989 to present, he has worked for Prudential Securities, where he currently holds the title of First Vice-President.

John C. Love - Mr. Love was appointed a Director of the Company on March 5, 1998. Mr. Love is an international hospitality and tourism consultant based in Orinda, California. He was formerly a partner in the national CPA and consulting firm of Pannel Kerr and Forster. Mr. Love has extensive experience in hotel development, acquisition and development. He is Chairman Emeritus of Golden Gate University in San Francisco. Mr. Love is also a Director of Santa Fe, having first been appointed on March 2, 1999 and a Director of InterGroup, having first been appointed in January 1998.

Josef A. Grunwald - Mr. Grunwald was elected as a Director of the Company in May 1996. Mr. Grunwald is an industrial, commercial and residential real estate developer. He serves as Chairman of PDG N.V. (Belgium), a hotel management company, and President of I.B.E. Services S.A. (Belgium), an international trading company. Mr. Grunwald is also a Director of InterGroup, having held that position since 1987.

William J. Nance - Mr. Nance was first elected to the Board in May 1996. Mr. Nance is also a Director of Santa Fe. He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhol & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a Director and the Treasurer of InterGroup and has held such positions since 1984. Mr. Nance also serves as a Director of HPP, having first been elected on August 5, 1998.

Michael G. Zybala - Mr. Zybala was appointed as Vice President and Secretary of the Company on February 20, 1998 and has served as interim Treasurer since January 2000. He is also Vice President, Secretary and General Counsel of Santa Fe. Mr. Zybala has served as the Company's General Counsel since 1995 and has represented the Company as its corporate counsel since 1978. Mr. Zybala is a Director of HPP and serves as the company's Secretary. He was appointed as a Director of HPP on June 17, 1998 and elected as Secretary on August 5, 1998.
Mr. Zybala also serves as Vice President Operations of InterGroup, having been appointed to that position in January 1999.

BOARD MEETINGS

For the fiscal year ended December 31, 1999, the Board of Directors held four meetings, with no incumbent director attending (whether in person, telephonically or by written consent) fewer than 75 percent of the meetings held during the period for which he has been a director.

STANDING COMMITTEES

The Company has established two standing committees, an Audit Committee and a Securities Investment Committee. Those committees are comprised of all the members of the Board. The Company does not have any standing nominating or compensation committees of the Board of Directors.

The functions of the Audit Committee are to select the independent auditors, review the results of the annual audit, and inquire into important internal control, accounting financial reporting matters. The Audit Committee will be adopting a formal written charter on or before June 14, 2000. The majority of the Audit Committee is composed of independent directors. Mr. Nance is the Chairman of the Audit Committee. The other Members of that Committee are John
V. Winfield and John C. Love. The Audit Committee met once during 1999 with all members attending.

On March 17, 1998, the Company established a Securities Investment Committee to establish guidelines and to review the Company's investment policies. The members of that committee are Directors John V. Winfield (Chair), John C. Love and William J. Nance. During 1999, the Securities Investment Committee held three meetings, in person, telephonically or by written consent with, all members attending each meeting.


                             EXECUTIVE COMPENSATION

As a small business issuer, Portsmouth has no compensation committee. Executive officer compensation is set by disinterested members of the Board of Directors. Set forth below is a summary compensation table concerning compensation of the Chief Executive Officer ("CEO"), and any qualifying executive officer, for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                           Other Annual
Name and Principal Position    Year    Salary     Bonus    Compensation
---------------------------    ----    ------     -----    ----------------
John V. Winfield               1999    $96,000     $ 0        $6,000(1)
Chairman, President and        1998    $37,813     $ 0        $6,000
Chief Executive Officer        1997    $20,417     $ 0        $4,500

-----------------------

(1) Amounts shown reflect regular Directors fees. During 1999 and 1998, the Company also paid annual premiums of $16,000 for a split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

Portsmouth has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Portsmouth and any executive officer, nor are there any termination-of-employment or change-in-control arrangements.

                          DIRECTOR COMPENSATION

The bylaws of Portsmouth permit directors to be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Each director is paid a fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2000, Santa Fe owned 68.1% of the common stock of Portsmouth, and InterGroup and John V. Winfield, in the aggregate, owned approximately 53.6% of the voting stock of Santa Fe. Certain costs and expenses, primarily salaries, rent and insurance, are allocated between the Company, Santa Fe, and InterGroup based on management's estimate of the utilization of resources. Effective June 30, 1998, certain accounting and administrative functions of the Company and its subsidiaries, were transferred to the Los Angeles, California offices of InterGroup. During the years ended December 31, 1999 and 1998, the Company made payments to InterGroup in the total amount of approximately $85,300 and $81,000, respectively, for administrative costs and reimbursement of direct and indirect costs associated with the management of the Company and its investments, including the partnership asset. During 1999 and 1998, the Company also paid annual consulting fees to an officer of InterGroup in the amount of $88,200.

The Company's President and Chief Executive Officer, John V. Winfield, directs the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer of Santa Fe and InterGroup and directs the investment activity of those companies. Effective April 1, 1998, an employee of InterGroup was assigned to manage the portfolios of the Company in consultation with Mr. Winfield. The Company reimburses InterGroup for an allocated portion of the compensation and benefits of such employee. Depending on certain market conditions and various risk factors, the Chief Executive Officer, his family, Santa Fe and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of the Chief Executive Officer and his family members, and the resources of Santa Fe and InterGroup, at risk in connection with investment decisions made on behalf of the Company. Four of the Company's Directors serve as directors of InterGroup and three of the Company's Directors serve on the Board of Santa Fe.

In December 1998, Board of Directors authorized the Company to obtain whole life insurance and split dollar insurance policies covering the Company's President and Chief Executive Officer, Mr. Winfield. During 1999 and 1998, the Company paid annual premiums of $16,600 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families that require disclosure.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                   PRINCIPAL HOLDERS OF EQUITY SECURITIES

The following table shows, as of March 31, 2000, the Common Stock owned by every person owning of record (other than securities depositories), or known by the Company to own beneficially, more than 5% of the outstanding shares. Any voting securities beneficially owned by directors and director nominees are also disclosed under Proposal 1 - Election of Directors herein.


         Name                    Shares of Common Stock   Percent of Class (1)
         ----                    ----------------------   --------------------
Santa Fe Financial Corporation          500,242(2)              68.13%
   11315 Rancho Bernardo Road
   Suite 129
   San Diego, CA 92127-1463

Jerold R. Babin                          48,345(3)               6.58%
   4 Embarcadero Center
   Suite 2400
   San Francisco, CA 94111-4131
-------------------------------

(1) Based on 734,183 shares issued and outstanding.

(2) Santa Fe is the record and beneficial owner of 500,242 shares.
    The President and Chairman of the Board of Santa Fe votes these shares.

(3) Jerold R. Babin claims sole voting power over the 48,345 shares identified herein, of which he has sole dispositive power over 9,667 held in his retirement account. He claims shared dispositive power with his wife over the 38,478 shares which they hold as trustees of a family trust.

As of March 31, 2000, there were 734,183 shares of the Company's Common Stock issued and outstanding, which were held by approximately 281 shareholders of record and approximately 390 beneficial holders.


                                PROPOSAL II

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as the Company's independent accountants for the year ending December 31, 2000 and recommends to shareholders that they vote for the ratification of this selection. PricewaterhouseCoopers LLP has served as the Company's independent accountants commencing with the audit for the year ended December 31, 1997. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not amount to ratification of the actions taken at that meeting. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.


                            SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2001 Annual Meeting must be received by the Company by December 1, 2000. The proposal must be in accordance with the provisions of Rule 4a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested that the proposal be submitted by certified mail - return receipt requested.

                         FORM 10-KSB and ANNUAL REPORT

The Annual Report to Shareholders for 1999 accompanies this proxy statement, but is not deemed a part of the proxy solicitation material. A copy of the 1999 Form 10-KSB as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Michael G. Zybala, Secretary, Portsmouth Square, Inc., 11315 Rancho Bernardo Road, Suite 129, San Diego, CA 92127-1463. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the common stock of the Company on March 31, 2000. The 1999 Form 10-KSB and other reports are also available through the Securities and Exchange Commission's world wide web site (http://www.sec.gov).

                                       By Order of the Board of Directors

                                       PORTSMOUTH SQUARE, INC.

                                       Michael G. Zybala
                                       Secretary

Dated: San Diego, California
       April 17, 2000

PROXY                                                                   PROXY
                          PORTSMOUTH SQUARE, INC.
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John V. Winfield and Michael G. Zybala, or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 2000 Annual Meeting of Shareholders of Portsmouth Square, Inc. and at any adjournments thereof, as indicated on the reverse hereof on the proposals for Election of Directors, Ratification of Appointment of Independent Accountants and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

    PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

                                                              -----------
                                                              SEE REVERSE
                                                              -----------


1. Election of Directors: NOMINEES: John V. Winfield, Jerold R. Babin, Josef A.
                                    Grunwald, John C. Love and William J. Nance.

   CHECK ONE: [ ] FOR ALL NOMINEES      [ ] WITHHELD FROM ALL NOMINEES

              [ ] ---------------------------------------------------
                  FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S)


2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 2000.
             [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING IN A REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE. IF JOINT TENANTS, BOTH SHAREHOLDERS SHOULD SIGN.




                                              Dated: _______________, 2000

                                              ____________________________
                                              Signature

                                              ____________________________
                                              Signature if held jointly